Exhibit 21.1

SUBSIDIARIES OF GRAHAM PACKAGING COMPANY INC.

Name	Jurisdiction and Type of Formation
Graham Packaging Holdings Company	Pennsylvania Limited Partnership
Graham Packaging Company, L.P.	Delaware Limited Partnership
GPC Capital Corp. I	Delaware Corporation
GPC Capital Corp. II	Delaware Corporation
GPC Opco GP LLC	Delaware Limited Liability Company
GPC Sub GP LLC	Delaware Limited Liability Company
Graham Recycling Company, L.P.	Pennsylvania Limited Partnership
Financière Graham Emballages Plastiques SNC	French General Partnership
Financière Graham Packaging France SNC	French General Partnership
Graham Packaging Acquisition Corp.	Delaware Corporation
Graham Packaging Argentina S.A.	Argentine Corporation
Graham Packaging Belgium S.A.	Belgian Corporation
Graham Packaging Canada Limited	Ontario Corporation
Graham Packaging Comerc USA LLC	Delaware Limited Liability Company
Graham Packaging Company BV	Netherlands Limited Liability Company
Graham Packaging Company OY	Finnish Limited Liability Company
Graham Packaging Controllers USA LLC	Delaware Limited Liability Company
Graham Packaging do Brasil Industria e Comercio S.A.	Brazilian Corporation
Graham Packaging Europe SNC	French General Partnership
Graham Packaging European Services, Ltd.	English & Wales Limited Liability Company
Graham Packaging France Partners	Pennsylvania General Partnership
Graham Packaging France, S.A.S.	French Corporation
Graham Packaging GP Acquisition LLC	Delaware Corporation
Graham Packaging Holdings BV	Netherlands Limited Liability Company
Graham Packaging Iberica S.L.	Spanish Limited Liability Company
Graham Packaging International Plastic Products Inc.	Delaware Corporation
Graham Packaging Latin America, LLC	Delaware Limited Liability Company
Graham Packaging LC, L.P.	Delaware Limited Partnership
Graham Packaging LP Acquisition LLC	Delaware Corporation
Graham Packaging Leasing USA LLC	Delaware Limited Liability Company
Graham Packaging Lummen NV	Belgian Limited Liability Corporation
Graham Packaging Minster LLC	Ohio Limited Liability Company
Graham Packaging Normandy SARL	French Limited Liability Company
Graham Packaging PET Technologies Inc.	Delaware Corporation
Graham Packaging Plastic Products de Mexico S. de R.L. de C.V.	Mexican Limited Liability Company
Graham Packaging Plastic Products Inc.	Delaware Corporation
Graham Packaging Plasticos de Venezuela C.A.	Venezuelan Corporation
Graham Packaging Plastics Limited	English & Wales Limited Liability Company
Graham Packaging Poland, L.P.	Pennsylvania Limited Partnership
Graham Packaging PX Company	California General Partnership
Graham Packaging PX Holding Corporation	Delaware Corporation
Graham Packaging PX, LLC	California Limited Liability Company
Graham Packaging Regioplast STS Inc.	Delaware Corporation
Graham Packaging Technological Specialties LLC	Delaware Limited Liability Company
Graham Packaging U.K. Ltd.	English & Wales Corporation
Graham Packaging Villecomtal SARL	French Limited Liability Company
Graham Packaging West Jordan, LLC	Utah Limited Liability Company
Graham Packaging Zoetermeer BV	Netherlands Limited Liability Company
Graham Plastpak Plastik Ambalaj A.S.	Turkish Corporation
GPACSUB LLC	Delaware Limited Liability Company

Lido Plast San Luis S.A.	Argentine Corporation
Graham Packaging Poland Sp. Z.o.o.	Polish Limited Liability Company
Graham Packaging Parana, Ltda.	Brazilian Limited Liability Company
Resin Rio Comercio Ltda.	Brazilian Limited Liability Company
Servicios Graham Packaging S. de R.L. de C.V.	Mexican Limited Liability Company
Societa Imballagi Plastici, S.r.L.	Italian Limited Liability Company
Graham Packaging San Martin S.A.	Argentine Corporation
Graham Packaging Asia Limited	Hong Kong Limited Liability Company
Graham Blow Pack Private Limited	Indian Limited Liability Company
Graham Packaging Japan Godo Kaisha	Japanese Limited Liability Company
CPG-L Holdings, Inc.	Delaware Corporation
Liquid Container Inc.	Delaware Corporation
WCK-L Holdings, Inc.	Delaware Corporation